Exhibit 10.9

CORSAIR MEMORY, INC.

STOCK OPTION AGREEMENT

RECITALS

A.        The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Parent or Subsidiary).

B.        Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.        All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.        Grant of Option.   The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.        Option Term.   This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3.        Limited Transferability.

(a)        This option, together with the Option Shares during the period prior to exercise, shall be neither transferable nor assignable by Optionee other than by will or the laws of inheritance following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee. However, Optionee may designate one or more Family Members as the beneficiary or beneficiaries of this option, and this option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding this option. Such beneficiary or beneficiaries shall take the transferred option subject to all the terms and conditions of this Agreement, including (without limitation) the limited time period during which this option may, pursuant to Paragraph 5, be exercised following Optionee’s death.

(b)        If this option is designated a Non-Statutory Option in the Grant Notice, then this option, together with the unexercised Option Shares, shall be subject to the same transfer restrictions as set forth in Paragraph 3(a), except that such option, together with the underlying unexercised Option Shares, may be assigned in whole or in part during the

Optionee’s lifetime by gift or pursuant to a domestic relations order to one or more of Optionee’s Family Members or to a trust established for the exclusive benefit of Optionee and/or one or more such Family Members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

(c)        Prior to the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, this option, together with the underlying unexercised Option Shares, shall not be the subject of any short position, put equivalent position (as such term is defined in Rule 16a-1(h) under the 1934 Act) or call equivalent position (as such term is defined Rule 16a-1(b) of the 1934 Act).

(d)        Except as otherwise provided in Paragraph 3(a) or 3(b), until the date the Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act, this option, together with the underlying unexercised Option Shares, shall not be the subject of any pledges, gifts, hypothecations or other transfers, other than in connection with a Change in Control in which this option, together with all other options outstanding under the Plan at such time, shall terminate and cease to be outstanding.

4.        Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

5.        Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)        Should Optionee cease to remain in Service for any reason (other than death, Disability or Misconduct) while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)        Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or the laws of inheritance following Optionee’s death or, if applicable, the person to whom the option is transferred during Optionee’s lifetime pursuant to a permitted transfer under Paragraph 3 shall have the right to exercise this option. However, if Optionee dies while holding this option and has an effective beneficiary designation in effect for this option at the time of his or her death, then the designated beneficiary or beneficiaries shall have the exclusive right to exercise this option following Optionee’s death. Any such right to exercise this option shall lapse, and this option shall cease to be outstanding, upon the earlier of

(i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)        Should Optionee cease Service by reason of Disability while this option is outstanding, then Optionee (or any person or persons to whom this option is transferred pursuant to a permitted transfer under Paragraph 3) shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

    Note:   Exercise of this option on a date later than three (3) months following cessation of Service due to Disability will result in loss of favorable Incentive Option treatment, unless such Disability constitutes Permanent Disability. In the event that Incentive Option treatment is not available, this option will be taxed as a Non-Statutory Option upon exercise.

(d)        During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of Option Shares in which Optionee is, at the time of Optionee’s cessation of Service, vested pursuant to the Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6. No additional Option Shares shall vest, whether pursuant to the normal Vesting Schedule specified in the Grant Notice or the special vesting acceleration provisions of Paragraph 6, following Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator pursuant to an express written agreement with Optionee. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.

(e)        Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to remain outstanding.

6.        Change in Control.

(a)        Should a Change in Control occur during the Optionee’s period of Service, then the Option Shares at the time subject to this option but not otherwise vested shall automatically vest in full so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the Option Shares as fully vested shares and may be exercised for any or all of those Option Shares as vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this option is assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction are assigned to such successor corporation (or parent thereof) or otherwise continued in effect or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares at the time of the Change in Control (the excess of the Fair Market Value of those Option Shares over the Exercise Price payable for such shares) and provides for subsequent payout of that spread in accordance with the same Vesting Schedule applicable to those unvested Option Shares as set forth in the Grant Notice or (iii) such accelerated vesting is otherwise precluded pursuant to the provisions of Paragraph 5(d) above.

(b)        Immediately following the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

(c)        If this option is assumed in connection with a Change in Control or otherwise continued in effect, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same. To the extent that the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of this option, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control.

(d)        This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.        Adjustment in Option Shares.   In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration: any stock split, stock dividend, spin-off transaction, extraordinary distribution (whether in cash, securities or other property), recapitalization, combination of shares, exchange of shares or other similar transaction affecting the Common Stock without the Corporation’s receipt of consideration or in the event of a substantial reduction to the value of the outstanding shares of Common Stock as a result of a spin-off transaction or extraordinary distribution, then equitable adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price. The adjustments shall be made by the Plan Administrator in such manner as the Plan Administrator deems appropriate in order to reflect such change, and those adjustments shall be final, binding and conclusive.

8.        Stockholder Rights.   The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the record holder of the purchased shares.

9.        Manner of Exercising Option.

(a)        In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)         Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which the option is exercised.

(ii)        Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

     (A)        cash or check made payable to the Corporation; or

     (B)        a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13.

Should the Common Stock be registered under Section 12 of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

     (C)        in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the period (if any) necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

     (D)        to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (a) to a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with any applicable pre-clearance or pre-notification requirements) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the option exercise.

(iii)        Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)        Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of applicable securities laws.

(v)         Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all applicable income and employment tax withholding requirements applicable to the option exercise.

(b)        As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)        In no event may this option be exercised for any fractional shares.

10.      Compliance with Laws and Regulations.

(a)        The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b)        The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

11.      Successors and Assigns.   Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12.      Notices.   Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.      Financing.   The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note bearing interest at a market rate and secured by those Option Shares. The payment schedule in effect for any such promissory note shall be established by the Plan Administrator in its sole discretion.

14.      Construction.   This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

15.      Governing Law.   The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

16.      Stockholder Approval.   If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

17.      Additional Terms Applicable to an Incentive Option.   In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

(a)        This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

(b)        This option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock and any other securities for which one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. To the extent the exercisability of this option is deferred by reason of the foregoing limitation, the deferred portion shall become exercisable in the first calendar year or years thereafter in which the One Hundred Thousand Dollar ($100,000) limitation of this Paragraph 17(b) would not be contravened, but such deferral shall in all events end immediately prior to the effective date of a Change in Control in which this option is not to be assumed or otherwise continued in effect, whereupon the option shall become immediately exercisable as a Non-Statutory Option for the deferred portion of the Option Shares.

(c)        Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then for purposes of the foregoing limitations on the exercisability of such options as Incentive Options, this option and each of those other options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

18.      Leave of Absence.   The following provisions shall apply upon Optionee’s commencement of an authorized leave of absence:

(a)        During the first ninety (90) days that Optionee is on an authorized leave of absence, this option shall continue to vest for any installment which would have otherwise vested during that ninety (90)-day period had Optionee continued in active Service. At the end of the ninety (90)-day period, all vesting under this option shall cease and this option shall not vest for any additional Option Shares for any period of leave after that ninety (90)-day period. Accordingly, the vesting schedule for this option shall be frozen at the end of that ninety (90)-day period, but Optionee shall have the continuing right to exercise the vested portion of the option (as determined before the vesting freeze is imposed) during the remainder of Optionee’s leave or (if earlier) until the date the option terminates or expires. Vesting shall resume upon Optionee’s return from leave.

(b)        In no event shall this option become exercisable or vest with respect to any additional Option Shares or otherwise remain outstanding if Optionee does not resume Service prior to the Expiration Date.

APPENDIX

The following definitions shall be in effect under the Agreement:

A.      Agreement shall mean this Stock Option Agreement.

B.      Board shall mean the Corporation’s Board of Directors.

C.      Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

      (i)      a merger, consolidation or other reorganization approved by the Corporation’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately prior to such transaction, or

      (ii)      a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in liquidation or dissolution of the Corporation, or

      (iii)      the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

In no event shall any public offering of the Corporation’s securities be deemed to constitute a Change in Control.

D.      Code shall mean the Internal Revenue Code of 1986, as amended.

E.      Common Stock shall mean the Corporation’s common stock.

F.      Corporation shall mean Corsair Memory, Inc., a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Corsair Memory, Inc. which shall by appropriate action assume this option.

G.      Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

H.      Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I.       Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

J.       Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K.      Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

L.      Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

      (i)      If the Common Stock is at the time traded on the Nasdaq Global or Global Select Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers for that particular Stock Exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (ii)      If the Common Stock is at the time listed on any other Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in The Wall Street Journal. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (iii)      If the Common Stock is not at the time listed on any Stock Exchange, then the Fair Market Value shall be determined by the Plan Administrator through the reasonable application of a reasonable valuation method that takes into account the applicable valuation factors set forth in the Treasury Regulations issued under Section 409A of the Code; provided, however, that if the option is designated Incentive Option in the Grant Notice, then such Fair Market Value shall be determined in accordance with the standards of Section 422 and the applicable Treasury Regulations thereunder.

M.     Family Member shall mean, with respect to the Optionee, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

N.     Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O.     Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P.      Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

Q.     Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss Optionee or any other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan or this Agreement, to constitute grounds for termination for Misconduct.

R.      1934 Act shall mean the Securities Exchange Act of 1934, as amended.

S.      Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

T.      Option Shares shall mean the number of shares of Common Stock subject to the option.

U.     Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V.      Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.     Plan shall mean the Corporation’s 2008 Stock Incentive Plan.

X.      Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

Y.      Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

Z.      Service shall mean Optionee’s performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Optionee shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Optionee no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which Optionee is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though Optionee may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which the Option (if designated as an Incentive Option in the Grant Notice) may be exercised as such an Incentive Option under the federal tax laws, Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract.

AA.   Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global or Global Select Market or the New York Stock Exchange.

BB.   Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

CC.   Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.

A-4